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                                                                   Exhibit 10.40





                         [NationsRent, Inc. Letterhead]





                                February __, 2002

[Name of Participant]
[Address]
[Address]

            Re: NATIONSRENT, INC. KEY EMPLOYEE SEVERANCE BENEFIT PLAN

Dear [Name]:

         You are a key member of a select group of NationsRent, Inc.'s management team. NationsRent, Inc. (the "Company") accordingly has an interest in creating and preserving an environment which will permit you to give undivided attention to your duties and responsibilities. That interest is especially strong during the potentially distracting circumstances related to the Company's financial condition created by the current business environment.

         The NationsRent, Inc. Key Employee Severance Benefit Plan, a copy of which is attached as EXHIBIT 1 hereto (the "Plan"), as a plan for a select group of management employees, addresses the above needs. It is intended to provide you with: (i) an enhanced severance benefit; and (ii) a continuation of your Employee Benefits (as defined in the Plan) generally for the period described below, in each case, if you suffer an Employment Loss (as defined in the Plan) during the Term (as defined in the Plan) for which the Plan is in effect.

         Specifically, under and subject to the terms of the Plan, if you suffer an Employment Loss during the Term, you will be paid a lump-sum Severance Award (as defined in the Plan), which will be determined by multiplying your monthly Base Salary (as defined in the Plan) in effect at the time you suffer the Employment Loss by _____ (which is your "Severance Award Factor"). Thus, based on your current monthly Base Salary of $________, you would be entitled to a lump-sum Severance Award of $______ if you were to suffer an Employment Loss as of the date of this letter (i.e., $________ x ___ = $____________). In addition, you will also generally be entitled to receive your Employee Benefits for a period after your Employment Loss equal to one (1) month times your Severance Award Factor.

[Name of Participant]
January __, 2002
Page 2


         It should be noted that, if and to the extent you become entitled to receive payments and/or benefits under both the Plan as well as under the NationsRent, Inc. severance policy (a copy of which is attached as EXHIBIT 2 hereto), then you only will be entitled to receive the payment and/or benefits under the arrangement which provides you with the greatest payment and benefits.

         Please read the provisions of the Plan, which are attached as EXHIBIT 1 hereto -- as the terms and conditions of the Plan govern your rights to receive your Severance Award. If you find them acceptable and agree to be bound by them, please so indicate by signing this letter and returning it to Steve Morse, Chief Administrative Officer, no later than ten (10) business days after the date of this letter. You will not be covered by the Plan unless and until you take these steps.

         You are under no obligation to participate in the Plan and should feel no pressure to do so. The Company believes the Plan is in both its and your best interests. Whether you participate, however, is ultimately your decision.

                                       Very truly yours,

                                       Ezra Shashoua
                                       Executive Vice President &
                                       Chief Financial Officer

Accepted:


--------------------------------------------
[Name]

                                    EXHIBIT 1

                                NATIONSRENT, INC.
                KEY EMPLOYEE SEVERANCE BENEFIT PLAN (THE "PLAN")

1. IMPORTANT DEFINITIONS

Under this Plan:

"Award Letter" means the award letter to you, executed by an executive officer of the Company, notifying you of your right to participate in this Plan.

"Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware.

"Base Salary" means your annual salary (excluding incentive compensation or other bonuses) at the value in effect at the time of termination or on the Effective Date, whichever is higher.

"Board" means the Board of Directors of the Company.

"Cause" means: (i) your commission of a felony or other crime that is manifestly injurious to the Company or its affiliates or your commission of any act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its affiliates or any of their customers or suppliers; (ii) your reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace), or other repeated conduct causing the Company or any of its affiliates public disgrace or disrepute or economic harm; (iii) your repeated failure to perform duties as reasonably directed by your supervisor or the Board, as the case may be; or (iv) your gross negligence or willful misconduct with respect to the Company or any of its affiliates.

"Company" means NationsRent, Inc.

"D&O Insurance" means insurance that insures persons serving as corporate directors and officers of the Company (or any of its subsidiaries) against claims asserted against such persons and incurred by such persons in their capacity, or arising out of such persons' status, as corporate directors or officers of the Company (or any of its subsidiaries).

"Effective Date" means the date on which the Bankruptcy Court enters an order approving the Plan.

"Employee Benefits" means the health and welfare benefits (but not stock option, performance share, performance unit, stock purchase, stock appreciation, automobile, social or professional clubs or other organizations, or similar compensatory benefits) in the nature of health, medical, dental, life, and disability insurance plans and benefits (including, without limitation, D&O Insurance) substantially similar to those that you were receiving or entitled to receive immediately prior to your Employment Loss. If and to the extent that any benefit described in this definition of "Employee Benefits" is not or cannot be paid or provided under any policy, plan, program, or arrangement of the Company, then the Company will itself pay or provide for the payment to you and your dependents and beneficiaries, of such benefits along with, in the case of any benefit described in this definition of "Employee Benefits" which is subject to tax because it is not or cannot be paid or provided under any such policy, plan, program, or arrangement of the Company, an additional amount such that after payment by you and your dependents or beneficiaries, as the case may be, of all taxes so imposed, the recipient retains an amount equal to such taxes. Notwithstanding the foregoing, or any other provision of this Plan, for purposes of determining the period of continuation coverage to which you or any of your dependents is entitled pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), under the Company's medical, dental, and other group health plans, or successor plans, your "qualifying event" shall be the last day of your Employee Benefits Period and you shall be considered to have remained actively employed on a full-time basis through that date. Any Employee Benefits otherwise receivable by you pursuant to this Plan will be reduced to the extent comparable welfare benefits are actually received by you from another employer at any time prior to the first anniversary of the date of your Employment Loss, and any such benefits actually received by you shall be reported by you to the Company.

"Employee Benefits Period" has the meaning set forth in Section 3 of this Plan.

"Employment Loss" means: (i) any actual termination by the Company of your employment during the Term which is without Cause; or (ii) if you voluntarily terminate your employment during the Term for Good Reason.

"Good Reason" means: (i) any material and substantial diminution by your supervisor or the Board, as the case may be, of your position, duties, or responsibilities; (ii) any reduction in your Base Salary or material reduction in your Employee Benefits; or (iii) a requirement by your supervisor or the Board, as the case may be, that you relocate your primary residence, principal office location, or principal place of business to a place outside the fifty
(50) mile radius away from your current principal office location without your consent.

"Severance Award" has the meaning set forth in Section 3 of this Plan.

"Severance Award Factor" means the "Severance Award Factor" set forth in your Award Letter.

"Term" means the period commencing on the Effective Date and expiring on the Termination Date.

"Termination Date" means the date which is one (1) year after the first to occur of the following: (i) the effective date of a confirmed Plan of Reorganization of the Company in a case filed with respect to the Company under chapter 11 of the Bankruptcy Reform Act of 1978, as amended from time to time (the "Bankruptcy Code"); (ii) the date of consummation of the sale of substantially all of the assets of the Company; (iii) the date that the Company is merged, consolidated, or reorganized into or with any other entity; and (iv) the date of consummation of a transaction that is a change in control transaction of the type required to be reported under Item 1 to Form 8-K (or any successor schedule, form, or report or item therein) with the Securities and Exchange Commission.

2. YOUR ELIGIBILITY AND COMMITMENTS

Subject to the terms and conditions of this Plan, you are eligible to participate in this Plan if you received an Award Letter. You must comply with the terms of this Plan in order to receive benefits under this Plan. It is understood, of course, nothing in this Plan shall be construed as limiting the Company's right to terminate your employment at any time, subject only to providing the benefits specified under other provisions of this Plan in accordance with the terms of those provisions.

3. COMMITMENTS OF THE COMPANY

You will be eligible to receive benefits under this Plan if you suffer an Employment Loss at any time during the Term. In order to receive benefits under this Plan, you must have been deemed eligible by the Company (as described in Section 2 above) and have executed a General Release (the form of which is attached as ANNEX A hereto). If all of the conditions described in the foregoing two sentences have occurred and you have executed and delivered a General Release to the Company after your Employment Loss, then, on the first business day after the expiration of the 7-day revocation period referred to in Section 12(G) of the General Release, the Company will be obligated to:

         A. pay you in a lump sum your Severance Award (which payment will be subject to all applicable federal, state and local tax withholdings); and

         B. continue to provide you (at the Company's sole cost and expense) with the Employee Benefits during the period commencing on the date of your Employment Loss and continuing for a period equal to one (1) month times your Severance Award Factor (the "Employee Benefits Period"); PROVIDED, HOWEVER, that, if immediately prior to your Employment Loss you were covered as an insured under the Company's D&O Insurance, the Company will be obligated to continue your coverage under the Company's D&O Insurance or provide you with similar coverage, in either case, on substantially the same terms and conditions until the third anniversary of the date of your Employment Loss.

If you fail or refuse to execute a General Release, you shall not be entitled to receive any benefits under this Plan.

Your "Severance Award" shall equal the product of your monthly Base Salary (as in effect at the time of your Employment Loss) multiplied by your Severance Award Factor.

Notwithstanding anything to the contrary in this Plan, if and to the extent: (i) you are entitled to receive a payment and/or benefits under the NationsRent, Inc. severance policy and this Plan, then you only are entitled to receive the payment and/or benefits from the arrangement providing you with the greatest payment and benefits; and (ii) you are party to a change of control, severance, or other similar agreement with the Company, you waive any and all rights you have under such agreement(s) as a condition precedent to participating in this Plan.

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You shall not be required to mitigate the amount of the above benefits by seeking other employment or otherwise, nor shall such amount be reduced by any compensation received from other employment. The Company, of course, shall also be obligated to pay your accrued Base Salary through the date of any such termination plus accrued unused vacation.

If you die after you suffer an Employment Loss but before you receive your Severance Award, the Company will pay your Severance Award to your estate; provided, however, that you or your estate, as the case may be, have complied with the terms of this Plan (including, without limitation, execution of a General Release).

The Company shall be obligated to require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by a written agreement that is part of such transaction, to assume and perform in their entirety all provisions of this Plan. To the extent that the terms of this Plan conflict with your Award Letter, the terms of this Plan will govern.

4. CLAIMS PROCEDURE AND CERTAIN TERMINATION PROCEDURES

Any claims of Employment Loss under this Plan must be communicated in writing to the Chief Administrative Officer, NationsRent, Inc., 450 East Las Olas Blvd., Suite 1400, Ft. Lauderdale, Florida, 33301, and shall indicate the specific provisions of this Plan relied on and shall set forth in reasonable detail all relevant facts and circumstances to support a claim of Employment Loss under this Plan.

Your failure to assert a claim of Employment Loss under this Plan within one hundred eighty (180) days of first becoming aware of facts allegedly constituting such Employment Loss shall be deemed a waiver of such claim. No such waiver shall be deemed, or shall constitute a waiver of any subsequent claim of Employment Loss based on allegations of different or subsequent facts.

5. EFFECTIVE PERIOD OF THE PLAN

This Plan will be in effect throughout the Term; PROVIDED, HOWEVER, the termination of this Plan will not allow the Company (or any successor or assign) to avoid its obligations arising before the Termination Date to pay your Severance Award or continue your Employee Benefits in accordance with this Plan. This Plan may not be terminated earlier or otherwise amended without the prior written consent of both you and the Company.

                                     ANNEX A

                                 GENERAL RELEASE

         I, ___________________, in consideration of and subject to the performance by NationsRent, Inc., a Delaware corporation (together with its affiliates, the "Company"), of its obligations under the NationsRent, Inc. Key Employee Severance Benefit Plan (the "Plan"), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its direct or indirect owners (collectively, the "Released Parties") to the extent provided below.

1. I understand that any payments or benefits paid or granted to me under the Plan represent, in part, consideration for signing this General Release and are not salary, wages, or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in the Plan unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2. Except as provided in Section 4 of this General Release, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties that I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection
         Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims"); PROVIDED, HOWEVER, that, except as provided in Section 4, the term "Claims" shall not include any rights: (i) arising under the Plan; or (ii) for indemnification or reimbursement arising under Section 145 of the

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         Delaware General Corporation Law (or any similar applicable statutes of any other states) or the Company's Certificate of Incorporation or Bylaws.

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Section 2 of this General Release.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967, as amended, that arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Plan shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967, as amended).

5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Plan. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in Section 2 of this General Release as of the execution of this General Release.

6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7. I agree that I will forfeit all amounts payable by the Company pursuant to the Plan if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Plan.

8. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

10. I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company

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         upon reasonable notice for interviews and factual investigations;
         appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents that are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

11. Whenever possible, each provision of this General Release shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12.      BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

         1.       I HAVE READ IT CAREFULLY;

         2. I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

         3.       I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

         4. I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

         5. I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON THE EFFECTIVE DATE (AS DEFINED IN THE PLAN) TO CONSIDER IT AND THE CHANGES MADE SINCE THE EFFECTIVE DATE (AS DEFINED IN THE PLAN) VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

         6. THE CHANGES TO THE PLAN SINCE THE EFFECTIVE DATE (AS DEFINED IN THE PLAN) EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST;

         7. I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

         8. I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

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         9.       I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE
                  AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT
                  IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.





DATE: __________________, 200___               BY:
                                                  ------------------------------






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